Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-79753, 333-81311, 333-84587, 333-89257, 333-76395, 333-33612, 333-69652, 333-76432, 333-102244) and Form S-8 (Nos. 333-71373, 333-42276, 333-45534, 333-19011, 333-73652, 333-89176) of Microvision, Inc. of our report dated March 25, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Seattle, WA
March 25, 2003